Exhibit 99.1

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

FOR IMMEDIATE RELEASE

VERENIUM REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2012

— Company provides updated 2012 financial guidance—

SAN DIEGO, CA., May 10, 2012 – Verenium Corporation (Nasdaq: VRNM), a leading industrial biotechnology company focused on the development and commercialization of high-performance enzymes, today reported operating highlights and financial results for the first quarter ended March 31, 2012.

“The first quarter was a turning point for Verenium. Beyond the repayment of our outstanding debt, we also initiated discussions with a wide array of companies who recognize the value of our technology, and signed agreements with both Tate & Lyle and DSM that validate our unique capabilities,” said James Levine, President and Chief Executive Officer at Verenium. “We now have the flexibility to direct our full attention on growing the business with a focus on increasing sales from our current product portfolio, advancing the multiple products in our pipeline, and completing new partnerships to accelerate our entry into new end markets.”

Company Highlights

Since the beginning of 2012, Verenium has made progress on both operational and financial fronts. Recent accomplishments include:

•	Completed a strategic transaction with DSM Food Specialties, B.V., including the sale of the Company’s oilseed processing business, for total consideration of $37 million;

•	Repurchased $34.9 million in convertible notes outstanding, retiring all of the Company’s remaining debt on April 2, 2012;

•

Announced an agreement whereby Tate & Lyle Ingredients Americas LLC licensed a proprietary enzyme product for use in the development of novel food ingredients and received a milestone payment of $0.5 million;

•	Along with partner Novus International Inc., announced the selection of a next-generation phytase as the first candidate from its strategic collaboration to advance toward commercialization;

•	Submitted a more thermostable, next-generation version of its Pyrolase® cellulase product targeted at hydraulic fracturing for regulatory authorization; and

•	Ended the quarter with unrestricted cash, net of outstanding convertible notes and accrued interest, of $22.8 million and $5.7 million in restricted cash.

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

Financial Results

In the commentary below, the operating results of the Company’s oilseed processing business are included in continuing operations.

Revenues

Revenues for the three months ended March 31, 2012 and 2011 were as follows (in thousands):

	Three Months Ended March 31,
	2012	2011
Revenues:
Animal Health and Nutrition	$7,416	$8,075
Grain Processing	3,585	3,894
Oilseed Processing	579	983
All other products	141	80

Total product	11,721	13,032
Collaborative and license	5,508	364

Total revenues	$17,229	$13,396

Total revenues for the three months ended March 31, 2012 increased 29% to $17.2 million from $13.4 million for the same period in prior year. Product revenues represented 68% of total revenue for the three months ended March 31, 2012 compared to 97% for the same period in prior year. Product revenues for the three months ended March 31, 2012 decreased 10% to $11.7 million from $13.0 million in the prior year, due to:

•	A decrease in contract manufacturing revenue in the animal health and nutrition product line under a short-term agreement that ended in 2011;

•	A decrease in grain processing revenue compared to 2011 due to high wheat prices in Europe which impacted the demand for the Company’s Xylathin® xylanase enzyme; and

•	A decrease in oilseed processing revenues due primarily to lower volumes to one customer that suspended operations for plant modifications.

Product revenue from non-Phyzyme products as a percentage of total product revenue decreased to 37% for the three months ended March 31, 2012 compared to 43% in the prior year.

Total collaborative revenue for the three months ended March 31, 2012 increased to $5.5 million from $0.4 million for the same period in the prior year, primarily due to recognition of the $2.9 million license fee from Novus and $1.5 million in license fees associated with the DSM transaction.

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

Product Gross Profit and Gross Margin

Product gross profit for the three months ended March 31, 2012 decreased 11% to $4.4 million from $4.9 million for the same period in the prior year. Gross margin remained flat at 38% of product revenue for the three months ended March 31, 2012, compared to the same period in the prior year.

Operating Expenses (excluding cost of product revenue and restructuring charges)

Excluding cost of product revenues and restructuring charges, total operating expenses for the three months ended March 31, 2012 increased to $9.1 million (including share-based compensation of $0.2 million) from $7.1 million (including share-based compensation of $0.2 million) for the same period in the prior year. This increase is primarily due to reimbursement of $1.1 million legal fees during the first quarter of 2011 associated with the settlement of a noteholder lawsuit, which was recorded as an offset to operating expenses. In addition, operating expenses were elevated during the first quarter of 2012 for transaction costs associated with various financing alternatives the Company was pursuing. Overall, ongoing general and administrative expenses have decreased over the prior year, while research and development costs have increased, reflecting continued investment in pipeline products. Approximately 64% of the Company’s research and development costs for the first quarter of 2012 was spent on pipeline products as compared to 72% for the same period in the prior year.

Restructuring Charges

On March 31, 2011 the Company closed its office in Cambridge, Massachusetts, resulting in charges of $2.8 million, consisting of employee termination costs, facilities closure costs, and relocation costs for several employees who were relocated to San Diego.

Gain on Sale of Oilseed Processing Business

On March 23, 2012, the Company entered into an asset purchase agreement with DSM for the purchase of the Company’s oilseed processing business and concurrently entered into a license agreement, a supply agreement and a transition service agreement with DSM. The aggregate consideration received by the Company was $37 million. The gain on sale was calculated as the difference between the allocated consideration amount for the oilseed processing business, in accordance with authoritative accounting guidance, of $34.3 million and the net carrying amount of the purchased assets and liabilities and transaction costs.

Income (Loss) from Operations

Income from operations for the three months ended March 31, 2012 was $32.3 million compared to loss from operations of $4.7 million for the same period in 2011, on a GAAP accounting basis. Adjusted for the impact of restructuring expenses and the gain on sale of the oilseed business of $31.5 million, the Company’s non-GAAP pro-forma income

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

from operations was $0.8 million for the three months ended March 31, 2012, due in part to the license revenue recognized from Novus and DSM. This compares to a non-GAAP pro-forma loss from operations of $1.8 million for the same period in 2011. The Company believes that excluding the impact of these items provides a more consistent measure of operating results.

Net Income from Continuing Operations

Net income from continuing operations for the three months ended March 31, 2012 was $30.1 million compared to $3.8 million for the same period in 2011, on a GAAP accounting basis. Adjusted for the impact of restructuring expenses, non-cash items related to the Company’s convertible debt and gain on sale of oilseed processing business, the Company’s non-GAAP pro-forma net loss from continuing operations for the three months ended March 31, 2012 was $0.2 million compared to $2.9 million for the same period in the prior year. The Company believes that excluding the impact of these items provides a more consistent measure of operating results.

Balance Sheet

The Company ended the quarter with $58.6 million in cash and cash equivalents, $5.7 million in total restricted cash, and $34.9 million in debt at face value.

Convertible Debt

On April 2, 2012, the Company repurchased the remaining $34.9 million in principal amount of its outstanding 5.5% convertible notes. To effect these repurchases, the Company paid a total of $35.8 million in cash to its noteholders, including accrued and unpaid interest. The Company has no remaining debt.

Financial Guidance for 2012

Verenium also provided updated financial guidance for 2012, as follows:

•	Revenue: $58M- $62M

•	Product Gross Profit: $19M - $21M

•	Operating Loss: $(7)M - $(9)M (excluding gain on sale from DSM transaction)

•	Capital Expenditures: $8M - $9M

“The updated financial guidance for 2012 we are providing today reflects our focus on continued revenue generation from our existing commercial products, investment in new product development, and reducing our cost of manufacturing, while at the same time maintaining prudent controls over operating expenses,” said Jeff Black, Chief Financial Officer at Verenium.

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

About Verenium

Verenium, an industrial biotechnology company, is a global leader in developing high-performance enzymes. Verenium’s tailored enzymes are environmentally friendly, making products and processes greener and more cost-effective for industries, including the global food and fuel markets. Read more at www.verenium.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s technology, products and product candidates, lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets, future financial performance, and near-term and longer-term growth and prospects. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, technologies, products and product candidates, dependence on patents and proprietary rights, protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies, the timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2011 and any updates contained in its subsequently filed quarterly reports on Form 10-Q . These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

# # #

Contacts:

Kelly Lindenboom 858-431-8580 kelly.lindenboom@verenium.com	Sarah Carmody 858-431-8581 sarah.carmody@verenium.com

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

Verenium Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Product	$11,721	$13,032
Collaborative and license	5,508	364

Total revenue	17,229	13,396
Operating expenses:
Cost of product revenue	7,315	8,084
Product gross profit	4,406	4,948
Product gross margin	38%	38%
Research and development	3,161	2,632
Selling, general and administrative	5,928	4,500
Restructuring charges	7	2,838

Total operating expenses	16,411	18,054
Gain on sale of oilseed processing business	31,481	—

Income (loss) from operations	32,299	(4,658)
Other income and expense:
Interest and other expense, net	(1,009)	(1,061)
Gain on debt extinguishment upon repurchase of convertible notes	—	11,284
Loss on net change in fair value of derivative assets and liabilities	(324)	(1,813)

Total other income (expense), net	(1,333)	8,410
Net income from continuing operations before income taxes	30,966	3,752
Income tax provision	(829)	—

Net income from continuing operations	30,137	3,752
Net Income (loss) from discontinued operations	(15)	61

Net income attributed to Verenium	$30,122	$3,813

Net income per share, basic:
Continuing operations	$2.39	$0.30

Discontinued operations	$—	$—

Attributed to Verenium Corporation	$2.39	$0.30

Net income per share, diluted: Continuing operations	$2.32	$0.30

Discontinued operations	$—	$—

Attributed to Verenium Corporation	$2.32	$0.30

Shares used in computing net income per share, basic	12,608	12,604

Shares used in computing net income per share, diluted	13,192	12,604

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

Verenium Corporation Condensed Consolidated Balance Sheet Data (unaudited, in thousands)
	March 31, 2012	December 31, 2011
Cash and cash equivalents	$58,559	$28,759
Restricted cash, short term	2,500	5,000
Accounts receivable, net	9,065	11,371
Inventories, net	6,946	6,323
Other current assets	3,101	2,396
Restricted cash, long term	3,200	3,200
Property and equipment, net	10,468	7,806
Other noncurrent assets	283	482

Total assets	$94,122	$65,337

Accounts payable and accrued expenses	$15,359	$15,062
Other short term liabilities	363	436
Deferred revenue, current	2,037	4,137
Convertible notes	34,851	34,851
Other long term liabilities	1,198	906
Stockholders’ equity	40,314	9,945

Total liabilities and stockholders’ equity	$94,122	$65,337

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

Verenium Corporation

Unaudited Supplemental and Non-GAAP Pro Forma Financial Information

(in thousands, except per share amounts)

The following unaudited supplemental and non-GAAP pro forma financial information is derived from the Company’s condensed consolidated financial statements for the three months ended March 31, 2012 and 2011, as reported under GAAP. The Company believes that such supplemental and non-GAAP financial information is helpful to understand the results of operations of the business.

Non-GAAP Pro Forma Income (Loss) From Operations
	Three Months Ended March 31,
	2012	2011
Income (loss) from operations	$32,299	$(4,658)
Adjustments:
Gain on sale of oilseed processing business	(31,481)	—
Restructuring charges	7	2,838

Non-GAAP pro forma income (loss) from operations	$825	$(1,820)

PRESS RELEASE

www.verenium.com

4955 Directors Place, San Diego, CA 92121
800.523.2990

Non-GAAP Pro Forma Net Income (Loss) From Continuing Operations
	Three Months Ended March 31,
	2012	2011
Net income from continuing operations	$30,137	$3,752
Adjustments:
Gain on sale of oilseed processing business	(31,481)	—
Restructuring charges	7	2,838
Income tax provision (attributed to sale of oilseed processing business)	829	—
Gain on debt extinguishment upon repurchase of convertible notes	—	(11,284)
Loss on net change in fair value of derivative assets and liabilities	324	1,813

Non-GAAP pro forma net loss from continuing operations	$(184)	$(2,881)

Non-GAAP pro forma net loss from continuing operations per share, basic	$(0.01)	$(0.23)